As  filed  with  the  Securities  and  Exchange  Commission  on  April  2,  1998

Registration No. 333-________________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            LAW COMPANIES GROUP, INC.
               (Exact name of issuer as specified in its charter)

          GEORGIA                                        58-0537111
(State or other jurisdiction of            (I.R.S. Employer Identification  No.)
incorporation or organization)

                               114 Townpark Drive
                                   Suite 500
                            Kennesaw, Georgia 30144
                    (Address of principal executive office)


                            LAW COMPANIES GROUP, INC.
                             1990 STOCK OPTION PLAN
                            (Full title of the plan)


                             Ashley M. Hodges, Esq.
                            Law Companies Group, Inc.
                               114 Townpark Drive
                                    Suite 150
                             Kennesaw, Georgia 30144
                                 (770) 421-3400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:
                              Lizanne Thomas, Esq.
                           Jones, Day, Reavis & Pogue
                               3500 SunTrust Plaza
                           303 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-3242


                         CALCULATION OF REGISTRATION FEE

=============================== =================== ===================== ===================== ====================
                                                       Proposed maximum       Proposed maximum
     Title of securities             Amount to be       offering price           aggregate             Amount of
       to be registered               registered         per share(1)        offering price(1)    registration fee(1)

=============================== =================== ===================== ===================== ====================

Common Stock, $1.00 par value       125,000 shares            $17.40               $2,175,000             $641.63
------------------------------- ------------------- --------------------- --------------------- --------------------

         (1) Pursuant to Rule 457(h), the maximum aggregate offering price and registration fee have been computed as follows: (a) the price per share of the Common Stock of Law Companies Group, Inc. has been based on the appraised value of such securities computed as of February 15, 1998, the latest practicable date, as there is no market for the securities to be offered as contemplated by Rule 457(c). As permitted by Instruction E to Form S-8, the filing fee is paid only with respect to the additional securities registered hereby.

                                EXPLANATORY NOTE

The purpose of this Registration Statement is to register an additional amount of Law Companies Group, Inc. (the "Company") Common Stock, par value $1.00, relating to the Company's 1990 Stock Option Plan. In accordance with General Instruction E of Form S-8, the information contained in the Registration Statements on Form S-8 (No. 33-46702), Form S-8 (No. 33-48096) and Form S-8 (33-99114) is incorporated herein by reference.


Item 8.  Exhibits.

     4    Second  Amendment to the Law Companies  Group,  Inc. 1990 Stock Option
          Plan

     5 Opinion of Jones, Day, Reavis & Pogue (with respect to the legality of the securities being registered)

     23(a) Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5)

     23(b) Consent of Ernst & Young LLP, independent auditors

     24    Power of Attorney (included at page 2 of this Registration Statement)

                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on this 20th day of February, 1998.


                                     LAW COMPANIES GROUP, INC.


                                  By:/s/ Bruce C.Coles
                                     -------------------------------------
                                     Name:   Bruce C. Coles
                                     Title:  Chairman  of  the Board of
                                     Directors, President, and Chief
                                     Executive Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce C. Coles and Ashley M. Hodges, jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:


======================================== ===================================== =====================================

              Signature                                  Title                                 Date

======================================== ===================================== =====================================


/s/ Bruce C. Coles                       Chairman of the Board of Directors,            February 20, 1998
---------------------------------------  President and Chief Executive
Bruce C. Coles                           Officer


/s/ Robert B. Fooshee                    Executive Vice President, Chief                February 20, 1998
------------------------------------     Financial Officer, Treasurer and
Robert B. Fooshee                        Director


/s/ Kendall H. Sherrill                           Controller                            February 20,  1998
------------------------------------
Kendall H. Sherrill


/s/ Frank B. Lockridge                            Director                              February 20, 1998
------------------------------------
Frank B. Lockridge


/s/ Clay E. Sams                                  Director                              February 20, 1998
------------------------------------
Clay E. Sams


/s/ Walter T. Kiser                               Director                              February 20, 1998
------------------------------------
Walter T. Kiser


/s/ John Y Williams                               Director                              February 20, 1998
------------------------------------
John Y. Williams


/s/ Virgil R. Williams                            Director                              February 20, 1998
------------------------------------
Virgil R. Williams


/s/ James M. Williams, Jr.                        Director                              February 20, 1998
------------------------------------
James M. Williams, Jr.


/s/ Thomas D. Moreland                            Director                              February 20, 1998
------------------------------------
Thomas D. Moreland


/s/ Joe A. Mason                                  Director                              February 20, 1998
------------------------------------
Joe A. Mason


/s/ Michael D. Williams                           Director                              February 20, 1998
------------------------------------
Michael D. Williams


/s/ Steven Muller                                 Director                              February 20, 1998
------------------------------------
Steven Muller


/s/ Petter D. Brettel                             Director                              February 20, 1998
------------------------------------
Peter D. Brettel


                                  Exhibit Index


                                                                                                     Page



4         Second Amendment to the Law Companies Group, Inc. 1990 Stock Option Plan                   5

5         Opinion of Jones, Day, Reavis & Pogue (with respect to the legality of the securities      7
          being registered

23(a)     Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5)

23(b)     Consent of Ernst & Young LLP, independent auditors                                         8

24        Power of Attorney (included at page 2 of this Registration Statement)